Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Jan 31 2022 3:16PM Original ID: 2022 - 001075655 Page 1 of 4 Signature: Date: 01/31/2022 Print Name: Dwight Witmer Dwight Witmer Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: (004) 479 - 7103 Number of Common Shares: 100,000,000 Common Par Value: $0.0001 Number of Preferred Shares: 0 Preferred Par Value: $0.0000 III. Profit Corporation Articles of Incorporation I. The name of the profit corporation is: LAMY II. The name and physical address of the registered agent of the profit corporation is: Business Filings Incorporated 1908 Thomes Avenue Cheyenne, WY 82001 - 2527 The mailing address of the profit corporation is: Bardsley Lane 10 Sextons House London, SE10 9RQ United Kingdom IV. The principal office address of the profit corporation is: Bardsley Lane 10 Sextons House London, SE10 9RQ United Kingdom V. The number, par value, and class of shares the profit corporation will have the authority to issue are: VI. The name and address of each incorporator is as follows: Dwight Witmer Bardsley Lane, 10 Sextons House, London, SE10 9RQ United Kingdom

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Secretary of State

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Dwight Witmer

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Dwight Witmer*
Date:	**01/31/2022**
Print Name:	**Dwight Witmer**
Title:	**Incorporator**
Email:	**fulfillment@bizfilings.com**
Daytime Phone #:	**(004) 479-7103**

Page 2 of 4

Consent to Appointment by Registered Agent Business Filings Incorporated , whose registered office is located at 1908 Thomes Avenue, Cheyenne, WY 82001 - 2527 , voluntarily consented to serve as the registered agent for LAMY and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Date: 01/31/2022 Print Name: Dwight Witmer Dwight Witmer Title: Incorporator Email: fulfillment@bizfilings.com Daytime Phone #: (004) 479 - 7103 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Page 3 of 4

STATE OF WYOMING Office of the Secretary of State I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION LAMY I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 31st day of January , 2022 at 3:16 PM. Remainder intentionally left blank. Filed Date: 01/31/2022 Secretary of State Filed Online By: Dwight Witmer on 01/31/2022 Page 4 of 4